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                                                                     EXHIBIT 23




INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in Registration Statement No. 33-50185 of Service Merchandise Company, Inc. on Form S-8 of our report dated June 23, 2000, appearing in the Annual Report on Form 11-K of the Service Merchandise Company, Inc. Savings and Investment Plan for the year ended December 31, 1999.



DELOITTE & TOUCHE LLP


Nashville, Tennessee
June 28, 2000